As filed with the Securities and Exchange Commission on April 19, 2000.

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               CCF Holding Company
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)

         Georgia                                                58-2173616
---------------------------------                           --------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              101 North Main Street
                            Jonesboro, Georgia 30236
                       -----------------------------------
                    (Address of principal executive offices)

                   CCF Holding Company 2000 Stock Option Plan
                   ------------------------------------------
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
                    ----------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
======================== =================== ====================== ======================= ==================
Title of                                       Proposed Maximum        Proposed Maximum          Amount of
Securities to               Amount to be           Offering           Aggregate Offering        Registration
be Registered              Registered (1)       Price Per Share              Price (2)             Fee (2)
-------------              --------------       ---------------      --------------------   ------------------
Common Stock
$0.10 par value
per share                  80,000 shares           $12.25(2)               $980,000                 $258.72
======================== =================== ====================== ======================= ==================

(1) The maximum number of shares of common stock issuable upon awards to be granted under the CCF Holding Company 2000 Stock Option Plan (the "Plan") consists of 80,000 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, dividends or similar transactions.
(2) An aggregate of 80,000 shares are being registered hereby based upon the average of the high and low selling prices of the Registrant as reported on the Nasdaq SmallCap Market on April 14, 2000 of $12.25 per share for a total offering of $980,000.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 80,000 shares of CCF Holding Company (the "Company" or "Registrant") common stock, $.10 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiary as compensation for services in accordance with the CCF Holding Company 2000 Stock Option Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on April 11, 1995 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; and

         (b) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 11, 1995.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------
         Sections 14-2-850 to 14-2-859 of the Georgia Business Corporation Code ("GBCC") authorize a corporation such as the Company to indemnify officers, directors, employees, and agents under certain circumstances. Sections 14-2-852 and 14-2-857 require mandatory indemnification of directors and officers to the extent that the director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director or officer of the corporation. In such cases, the corporation shall indemnify the director or officer against reasonable expenses incurred by him in connection therewith.

         The GBCC ss.14-2-202 allows for the limitation of liability of directors. However, a result of such provisions could be to increase the expenses of the Company and effectively reduce the ability of stockholders to sue on behalf of the Company because certain suits could be barred or amounts that might otherwise be obtained on behalf of the Company could be required to be repaid by the Company to an indemnified party.

         The Company believes that these provisions assist the Company in, among other things, attracting and retaining qualified persons to serve the Company and its subsidiary. However, a result of such provisions could be to increase the expenses of the Company and effectively reduce the ability of stockholders to sue on behalf of the Company since certain suits could be barred or amounts that might otherwise be obtained on behalf of the Company could be required to be repaid by the Company to an indemnified party.

         The Company has in force a Directors and Officers Liability Policy underwritten by Progressive Casualty Insurance Company with a $2.0 million aggregate limit of liability and an aggregate deductible of $25,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jonesboro in the State of Georgia, as of April 19, 2000.

                                       CCF Holding Company


                                       By: /s/ David B. Turner
                                           -------------------------------------
                                           David B. Turner
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of CCF Holding Company, do hereby severally constitute and appoint David B. Turner as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said David B. Turner may deem necessary or advisable to enable CCF Holding Company, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said David B. Turner shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.

/s/David B.  Turner                                                /s/John B.  Lee, Jr.
------------------------------------------------                   --------------------------------------
David B. Turner                                                    John B. Lee, Jr.
President, Chief Executive Officer, and Director                   Chairman of the Board
(Principal Executive Officer)

Date: April 19, 2000                                               Date: April 19, 2000

/s/Edwin S.  Kemp, Jr.                                             /s/Charles S.  Tucker
------------------------------------------------                   --------------------------------------
Edwin S. Kemp, Jr.                                                 Charles S. Tucker
Director                                                           Treasurer, Secretary and Director

Date: April 19, 2000                                               Date: April 19, 2000

/s/Joe B.  Mundy                                                   /s/Mary Jo Rogers
------------------------------------------------                   --------------------------------------
Joe B. Mundy                                                       Mary Jo Rogers
Director                                                           Senior Vice President and Chief Financial
                                                                   Officer (Principal Accounting and Financial
                                                                   Officer)

Date: April 19, 2000                                               Date: April 19, 2000



/s/Leonard A.  Moreland                                            /s/John T.  Mitchell
------------------------------------------------                   --------------------------------------
Leonard A. Moreland                                                John T. Mitchell
Executive Vice President and Director                              Director

Date: April 19, 2000                                               Date: April 19, 2000


                                INDEX TO EXHIBITS



Exhibit                    Description
-------                    -----------

     4.1       CCF Holding Company
               2000 Stock Option Plan

     4.2 Form of Stock Option Agreement to be entered into with respect to Incentive Stock Options

     4.3 Form of Stock Option Agreement to be entered into with respect to Non-Incentive Stock Options

     4.4       Form of Stock Award Tax Notice

     5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

    23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

    23.2       Consent of Porter Keadle Moore, LLP

     24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein